EXHIBIT 4.12
CERTIFICATE OF TRUST
OF
CITIZENS FUNDING TRUST IV
     This Certificate of Trust of Citizens Funding Trust IV (the “Trust”), dated as of September 19, 2006, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the “Act”). The undersigned hereby certify as follows:
     1. Name. The name of the statutory trust being formed hereby is Citizens Funding Trust IV.
     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:
U.S. Bank Trust National Association
300 East Delaware Avenue, 8th Floor
Wilmington, DE 19801
Attn: Corporate Trust Administration
     3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee
By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee
By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher, as Administrative Trustee

By:	/s/ Martin Grunst
Martin Grunst, as Administrative Trustee